               ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
               ------------------------------------------------

     THIS AGREEMENT is made as of _____________, 1995 by and between WEISS TREASURY FUND, a Massachusetts business trust (the "Fund") and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                             W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to provide administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

     1.   DEFINITIONS.  AS USED IN THIS AGREEMENT:
          ----------------------------------------

          (a)  "1933 Act" means the Securities Act of 1933, as amended.
               ----------

          (b)  "1934 Act" means the Securities Exchange Act of
               ----------

1934, as amended.

          (c)  "Authorized Person" means any officer of the Fund and any other
               -------------------
person duly authorized by the Fund's Board of Trustees to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

          (d)  "CEA" means the Commodities Exchange Act, as amended.
               -----

          (e)  "Oral Instructions" mean oral instructions received by PFPC from
               -------------------
an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

          (f)  "SEC"  means the Securities and Exchange Commission.
               -----

          (g)  "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act
               -----------------
and the CEA.

          (h)  "Shares"  mean the shares of beneficial interest of any series
               --------
or class of the Fund.

          (i)  "Written Instructions" mean written instructions signed by an
               ----------------------
Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2.   APPOINTMENT.  The Fund hereby appoints PFPC to provide administration
          -----------
and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

     3.   DELIVERY OF DOCUMENTS.  The Fund has provided or, where applicable,
          ---------------------
will provide PFPC with the following:

          (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

          (b)  a copy of Fund's most recent effective registration statement;

          (c)  a copy of each Portfolio's advisory agreement or agreements;

          (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

          (e) a copy of any additional administration agreement with respect to a Portfolio;

          (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

          (f) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

     4.   COMPLIANCE WITH RULES AND REGULATIONS.
          -------------------------------------

     PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

     5.   INSTRUCTIONS.
          ------------

          (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

          (b) PFPC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

          (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the next day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

     6.   RIGHT TO RECEIVE ADVICE.
          -----------------------

          (a)  Advice of the Fund.  If PFPC is in doubt as to any action it
               ------------------
should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Fund.

          (b)  Advice of Counsel.  If PFPC shall be in doubt as to any question
               -----------------
of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).


          (c)  Conflicting Advice.  In the event of a conflict between
               ------------------
directions, advice or Oral or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

          (d)  Protection of PFPC.  PFPC shall be protected in any action it
               ------------------
takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7.   RECORDS; VISITS.
          ---------------

          (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

          (b)  PFPC shall keep the following records:

               (i) all books and records with respect to each Portfolio's books of account;
              (ii)  records of each Portfolio's securities transactions;
             (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

     8.   CONFIDENTIALITY.  PFPC agrees on its own behalf and that of its
          ---------------
employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9.   LIAISON WITH ACCOUNTANTS.  PFPC shall act as liaison with the Fund's
          ------------------------
independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10.  DISASTER RECOVERY.  PFPC shall enter into and shall maintain in effect
          -----------------
with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this

Agreement.

     11.  COMPENSATION.  As compensation for services rendered by PFPC during
          ------------
the term of this Agreement, the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

     12.  INDEMNIFICATION.  The Fund, on behalf of each Portfolio, agrees to
          ---------------
indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its affiliates', shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

     13.  RESPONSIBILITY OF PFPC.
          ----------------------

          (a) PFPC shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's performance of or failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to
Section 10, delays or errors or
loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliate's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

     14.  DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.
          --------------------------------------------------------

     PFPC will perform the following accounting services with respect to each
Portfolio:

               (i) Journalize investment, capital share and income and expense activities;

              (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

             (iii)  Maintain individual ledgers for investment securities;

              (iv)  Maintain historical tax lots for each security;

               (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

              (vi) Update the cash availability throughout the day as required by the Adviser;

             (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

            (viii)  Calculate various contractual expenses (e.g., advisory and
                                                            ----
                    custody fees);

              (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

               (x) Control all disbursements and authorize such disbursements upon Written Instructions;

              (xi)  Calculate capital gains and losses;

             (xii)  Determine net income;

            (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

             (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

              (xv)  Compute net asset value per share;

             (xvi)  As appropriate, compute yields, total
                    return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

            (xvii) Prepare a monthly financial statement, which will include the following items:

                         Schedule of Investments
                         Statement of Assets and Liabilities
                         Statement of Operations
                         Statement of Changes in Net Assets
                         Cash Statement
                         Schedule of Capital Gains and Losses.

     15.  DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.
          ------------------------------------------------------------

          PFPC will perform the following administration services with respect to each Portfolio:

               (i)  Prepare quarterly broker security transactions summaries;

              (ii)  Prepare monthly security transaction listings;

             (iii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

              (iv) Prepare for execution and file the Fund's Federal and state tax returns;

               (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

              (vi) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly shareholder reports;

             (vii) Provide persons who may be appointed as certain officers of the Fund by the Fund's Board of Trustees;

            (viii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

              (ix) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

               (x) Coordinate contractual relationships and communications between the Fund and its contractual service providers; and

              (xi) Monitor the Fund's compliance with the amounts and conditions of each state registration or qualification.

             (xii) Prepare such other reports relating to the business of the Fund and each series (not otherwise prepared by others) as the officers and trustees of the Fund may from time to time reasonably request in connection with the performance of their duties.

     16.  DURATION AND TERMINATION.  This Agreement shall continue until
          ------------------------
terminated by either party on sixty (60) days' prior written notice to the other party.

     17.  NOTICES.  All notices and other communications, including Written
          -------
Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent during regular business hours, by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger or overnight mail, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at 4176 Burns Road, Palm Beach Gardens, FL 33410, Attn:__________________; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

     18.  AMENDMENTS.  This Agreement, or any term thereof, may be changed or
          ----------
waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     19.  DELEGATION; ASSIGNMENT.  PFPC may at its own expense assign its rights
          ----------------------
and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that
(i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     20.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.  FURTHER ACTIONS.  Each party agrees to perform such further acts and
          ---------------
execute such further documents as are necessary to effectuate the purposes hereof.

     22.  MISCELLANEOUS.
          -------------

          (a)  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

          (b)  Captions.  The captions in this Agreement are included for
               --------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c) Governing Law.  This Agreement shall be deemed to be a contract
              -------------
made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d)  Partial Invalidity.  If any provision of this
               ------------------

Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f)  Facsimile Signatures.  The facsimile signature of any party to
               --------------------
this Agreement shall constitute the valid and binding execution hereof by such party.

          (g)  Massachusetts Business Trust Disclaimer.  The Fund is organized
               ---------------------------------------
as a Massachusetts business trust, and references in this Agreement to the Fund mean and refer to the Trustees from time to time serving under its Declaration of Trust on file with the Secretary of State of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which the Fund conducts its business. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, as provided in said Declaration of Trust. Moreover, if the Fund has more than one series, no series of the Fund other than the series on whose behalf a specified transaction shall have been undertaken shall be responsible for the obligations of the Fund, and persons engaging in transactions with the Fund shall look only to the assets of that series to satisfy those obligations. The execution and delivery of this Agreement has been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by and of them but shall bind only the trust property of the Fund as provided in such Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   PFPC INC.


                                   By:_______________________________

                                   Title:____________________________


                                   WEISS TREASURY FUND


                                   By:_______________________________

                                   Title:____________________________

                                   EXHIBIT A
                                   ---------



     THIS EXHIBIT A, dated as of ____________________, 1995, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of _____________________, 1995 between PFPC Inc. and Weiss Treasury Fund.



                                  PORTFOLIOS
                                  ----------

                     Weiss Treasury Only Money Market Fund
                       Weiss Intermediate Treasury Fund
                           Weiss Treasury Bond Fund



                                   PFPC INC.


                                   By:_______________________________

                                   Title:____________________________


                                   WEISS TREASURY FUND


                                   By:_______________________________

                                   Title:____________________________

                          AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                               SIGNATURE


______________________                                    ______________________


______________________                                    ______________________


______________________                                    ______________________


______________________                                    ______________________


______________________                                    ______________________


______________________                                    ______________________